EXHIBIT 10.3

THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

          THIS THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of October 16, 2002, by and between TELTRONICS, INC., a Delaware corporation (hereinafter referred to as "Borrower"), with its chief executive office and principal place of business at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 and THE CIT GROUP/BUSINESS CREDIT, INC., a Delaware corporation (hereinafter referred to as "Lender"), with an office at 1211 Avenue of the Americas, New York, New York 10036.

Recitals:

          Lender and Borrower are parties to a certain Loan and Security Agreement dated October 28, 1994, as amended by a certain letter agreement dated December 27, 1994, a certain Second Amendment to Loan and Security Agreement dated as of December 29, 1995, a certain letter agreement dated March 11, 1996, a certain letter agreement dated May 14, 1996, a certain letter agreement dated June 4, 1996, a certain letter agreement dated July 31, 1996, a certain Seventh Amendment to Loan and Security Agreement dated January 13, 1997, a certain Eighth Amendment to Loan and Security Agreement dated February 11, 1997, a certain Ninth Amendment to Loan and Security Agreement and First Note Modification Agreement dated July 23, 1997, a certain Tenth Amendment to Loan and Security Agreement dated January 16, 1998, a certain Eleventh Amendment to Loan and Security Agreement dated February 25, 1998, and a certain Twelfth Amendment to Loan and Security Agreement dated December 18, 2000 (as at any time amended, the "Loan Agreement"), pursuant to which Lender has made revolving credit and term loans to Borrower.

          Borrower has requested that Lender extend the term of the Loan Agreement, make other modifications and amendments thereto, release certain other borrowers from their obligations thereunder and release Norman Dobiez from his obligations as a guarantor. Lender is willing to make such accommodations to Borrower on the terms set forth herein.

          The parties now desire to further amend the Loan Agreement as hereinafter set forth.

          NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

           1.     Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

           2.     Global Amendment to Loan Agreement and other Loan Documents. The Loan Agreement and other Loan Documents are hereby amended by deleting any and all references to AT Supply, Inc. and Interactive Solutions, Inc. as a Borrower or Borrowers under the Loan Agreement. Any and all references in the Loan Agreement and other Loan Documents to Borrower or Borrowers shall be deemed to mean and refer solely to Teltronics, Inc.

           3.     Specific Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

          (a)     By adding the following new definitions of "Eligible Domestic Accounts" and "Eligible Foreign Accounts" to Section 2.1(d) of the Loan Agreement immediately following the definition of "Eligible Accounts":

     "Eligible Domestic Accounts" are accounts which constitute Eligible Accounts and with respect to which the account debtors's chief executive office or principal place of business is located in the United States.

      "Eligible Foreign Accounts" are accounts which constitute Eligible Accounts and with respect to which the account debtors's chief executive office or principal place of business is not located in the United States.

(b) By deleting the reference to "$650" in Section 6.13(d) of the Loan Agreement and by substituting a reference to "$750" in lieu thereof.
(c) By deleting Section 9.1 of the Loan Agreement in its entirety and by substituting the following new Section 9.1 in lieu thereof:

      9.1     This Agreement shall continue in full force and effect until October 28, 2004 (the "Initial Term") and shall be deemed automatically renewed for successive terms of two (2) years each thereafter (each a "Renewal Term") unless terminated as of the end of the Initial Term or any Renewal Term by either party giving the other written notice at least sixty (60) days' prior to the end of the Initial Term or such Renewal Term.

(d) By deleting Section 9.2 of the Loan Agreement in its entirety and by substituting the following new Section 9.2 in lieu thereof:

      9.2     Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including the early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the Initial Term or any Renewal Term, as applicable, in addition to all other Obligations, Borrower shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to one percent (1.0%) of the Maximum Credit.

(e) By deleting Sections 10.4(a), (b) and (d) of the Loan Agreement in their entirety and by substituting the following new Sections 10.4(a), (b) and (d) in lieu thereof:
(a) Interest Rate: A variable rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin.

For purposes hereof, the following terms shall have the following meanings:

     "Applicable Margin" means a percentage equal to 2.50%, provided, that, (i) commencing December 31, 2002, the Applicable Margin shall be (A) increased by .50% if Borrower's Net Loss for its fiscal year 2002 is greater than $2,000,000 and (B) increased by .25% if Borrower's Net Loss for its fiscal year 2002 is equal to or less than $2,000,000, but greater than $1,500,000. In addition, commencing with Borrower's fiscal year ending December 31, 2003, if Borrower's Net Income for any fiscal year is equal to or greater than $1,000,000 and no Event of Default exists then the Applicable Margin shall be decreased by .50%; provided, that if during any fiscal year following such a decrease in the Applicable Margin, Borrower's Net Income is less than $250,000 then the Applicable Margin shall be increased by .50%. Notwithstanding the foregoing, in no event shall the Applicable Margin be greater than 3.0% or less than 2.0%. The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth above, on an annual basis according to the performance of Borrower as measured by Borrower's Net Income for the immediately preceding fiscal year of Borrower. Any such increase or reduction in the Applicable Margin provided for herein shall be effective on the first business day of the month following Lender's receipt of Borrower's annual audited financial statements in accordance with Section 6.1 hereof. If the annual audited financial statements setting forth Borrower's Net Income are not received by Lender by the date required pursuant to Section 6.1 hereof, then the Applicable Margin shall be determined as if Borrower's Net Income was less than $250,000 for the prior fiscal year until such time as such financial statements are received and any Event of Default resulting from a failure timely to deliver such financial statements is waived in writing by Lender; provided, however, that nothing herein shall be deemed to prevent Lender from charging interest at the default rate at any time that an Event of Default exists.

     "Net Income/Loss" means the net income (or net loss) of Borrower for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with Generally Accepted Accounting Principals.

(b) Facility Fees:

(i)     Initial Term. In consideration of Lender's willingness to make advances to Borrower from time to time under the credit facility, Borrower shall pay to Lender a fee in the amount of $55,000 for each year during the Initial Term, which fees shall be fully earned upon execution and delivery of the Thirteenth Amendment to Loan and Security Agreement by Borrower, and shall be payable on November 1, 2002 and each subsequent anniversary thereof; and

(ii)     Renewal Terms. If the credit facility is renewed after the Initial Term pursuant to Section 9.1 hereof, then Borrower shall pay to Lender a fee in the amount of $55,000 for each year during the Renewal Term, which fees shall be fully earned on the first day of each such Renewal Term and shall be payable on the first day of each such Renewal Term and on the first anniversary of each such Renewal Term.

(d)      Unused Line Fee: .25% per annum payable monthly, in arrears, on the first day of each month, based upon the difference between (i) the Maximum Credit and (ii) the greater of (A) the Minimum Borrowing in effect at the date of determination or (B) the Average Monthly Loan Balance each month (including all Revolving Loans and any Term Loan). For purposes hereof, "Average Monthly Loan Balance" shall mean, for any month, the amount obtained by adding the unpaid balance of all Revolving Loans and any Term Loan owing by Borrower to Lender at the end of each day during the month in question and by dividing such sum by the number of days in such month that the credit facility is in effect.

(f) By deleting Section 10.1(b) of the Loan Agreement in its entirety and by substituting the following new Section 10.1(b) in lieu thereof:

(b) Gross Availability Formulas:

(i)     Eligible Accounts Percentage:

     (A)     Eligible Domestic Accounts: 85% so long as the dilution percentage of such accounts receivable (credits, allowances, write-offs, contra-accounts, and other offsets which reduce the value of accounts receivable, divided by gross invoices), as calculated on a rolling 90-day basis, remains less than or equal to four percent (4.0%). If the dilution percentage is greater than four percent (4.0%), then the advance formula will be decreased by one percentage point for each percentage point such dilution percentage exceeds four percent (4.0%).

     (B)     Eligible Foreign Accounts: 80% so long as the dilution percentage of such accounts receivable (credits, allowances, write-offs, contra-accounts, and other offsets which reduce the value of accounts receivable, divided by gross invoices), as calculated on a rolling 90-day basis, remains less than or equal to six percent (6.0%); provided, that the aggregate amount of Revolving Loans made by Lender with respect to Eligible Foreign Accounts that are not backed by a letter of credit acceptable to Lender shall not at any time exceed $500,000. If the dilution percentage is greater than six percent (6.0%), then the advance formula will be decreased by one percentage point for each percentage point such dilution percentage exceeds six percent (6.0%).

(ii) Eligible Inventory Percentages: 10% with respect to Raw Materials and 10% with respect to Finished Goods.

(g) By deleting Section 10.1(c) of the Loan Agreement in its entirety and by substituting the following new Section 10.1(c) in lieu thereof:

(c) Inventory Sublimit: $393,000; provided, that such amount shall be decreased in an amount equal to $25,000 per month on the first day of each month until such time as the Inventory Sublimit equals $250,000.

           4.     Acknowledgments and Stipulations. Borrower acknowledges and stipulates that the Loan Agreement and each of the loan documents executed in connection with or pursuant to the Loan Agreement (collectively, the "Loan Documents") executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); and the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens.

           5.     Representations and Warranties. Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

           6.     Release of Borrowers by Lender. Lender hereby releases each of AT Supply, Inc. and Interactive Solutions, Inc. from any and all obligations of each of them under the Loan Agreement and other Loan Documents, including any obligations under any guaranty agreement, and hereby releases all liens and security interests in any of the assets of any of AT Supply, Inc. and Interactive Solutions, Inc. Lender agrees to file appropriate UCC financing statement releases and other release documents necessary to effectuate of record Lender's release of its security interest and liens in the assets of AT Supply, Inc. and Interactive Solutions, Inc. Borrower agrees to pay all reasonable costs, fees and expenses incurred by Lender in connection with the preparation and filing of such release documents.

           7.     Release of Guarantor by Lender. Lender hereby releases Norman Dobiez from any and all obligations under any guaranty agreement or arrangement in favor of Lender with respect to Borrower, including, without limitation, (i) that certain Guaranty dated December 29, 1995 in favor of Lender and (ii) that certain Guaranty dated July 23, 1996 in favor of Lender.

           8.     Breach of Amendment. This Amendment shall be part of8 the Loan Agreement and a breach of any of any representation, warranty or covenant herein shall constitute an Event of Default.

           9.     Amendment and Extension Fee; Expenses of Lender. In consideration of Lender's willingness to enter into this Amendment and extend the term of the Loan Agreement as set forth herein, Borrower shall pay to Lender an amendment and extension fee in the amount of $5,000 on the date hereof in immediately available funds. In addition, Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

           10.     Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Lender in New York, New York (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York.

           11.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

           12.     No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

           13.     Entire Agreement. This Amendment and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

           14.     Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

           15.     Further Assurances. Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

           16.     Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

           17.     Release of Claims. To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes or actions of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise.

[Remainder of page intentionally left blank]

           18.     Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, and delivered by their respective duly authorized officers as of the date first written above.

TELTRONICS, INC. ("Borrower")
By:	/s/ Ewen R. Cameron
Ewen R. Cameron, President
Accepted in New York, New York: THE CIT GROUP/BUSINESS CREDIT, INC. ("Lender")
By:	/s/ Ian Brown
Ian Brown
Title:	Vice President

CONSENT AND REAFFIRMATION

          The undersigned guarantor of the Obligations of Borrower at any time owing to Lender hereby (i) acknowledges receipt of a copy of the foregoing Thirteenth Amendment to Loan and Security Agreement; (ii) consents to Borrower's execution and delivery thereof and of the other documents, instruments or agreements Borrower agrees to execute and deliver pursuant thereto; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirm that such guaranty is and shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of such Thirteenth Amendment to Loan and Security Agreement.

TTG ACQUISITION CORP.
By:	/s/ Ewen R. Cameron
Ewen R. Cameron, Chairman of the Board

TELTRONICS, INC.
SECRETARY'S CERTIFICATE
OF
BOARD OF DIRECTORS RESOLUTIONS

           I, Patrick G. Min, DO HEREBY CERTIFY, that I am the Vice President Finance & CFO, Secretary and Treasurer of TELTRONICS, INC. (the "Corporation"), a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and am keeper of the records and seal thereof; that the following is a true, correct and compared copy of the resolutions duly adopted by a majority of the Board of Directors of said Corporation during a telephonic meeting of the Board of Directors held on October 16, 2002, and that said resolutions are still in full force and effect:

          RESOLVED, that the Chairman of the Board, President, any Vice President, or any other officer or board member of this Corporation (or the designee of any of them), each be, and each hereby is, authorized and empowered (either alone or in conjunction with any one or more of the other officers of the Corporation) to take, from time to time, all or any part of the following actions on or in behalf of the Corporation: (i) to make, execute and deliver to The CIT Group/Credit Finance, Inc. ("Lender") (1) a Thirteenth Amendment to Loan and Security Agreement (the "Amendment") providing for the amendment of certain terms of that certain Loan and Security Agreement dated October 28, 1994, among the Corporation and Lender, as amended (the "Loan Agreement"), and (2) all other agreements, documents and instruments contemplated by or referred to in the Amendment or executed by the Corporation in connection therewith; said Amendment to be substantially in the form attached hereto with such additional, modified or revised terms as may be acceptable to any officer or director of the Corporation, as conclusively evidenced by his or her execution thereof; and (ii) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between the Corporation and Lender.

          RESOLVED, that any arrangements, agreements, security agreements, or other instruments or documents referred to or executed pursuant to the Amendment by Ewen R. Cameron, Patrick G. Min, any other officer or director of the Corporation, or by an employee of the Corporation acting pursuant to delegation of authority, may be attested by such person and may contain such terms and provisions as such person shall, in his or her sole discretion, determine.

          RESOLVED, that the Loan Agreement and each amendment to the Loan Agreement heretofore executed by any officer or director of the Corporation and any actions taken under the Loan Agreement as thereby amended are hereby ratified and approved.

          I DO FURTHER CERTIFY that Ewen R. Cameron is the President of the Corporation and that I am the Vice President-Finance, Secretary and Treasurer of the Corporation and each is duly elected, qualified and acting as such, respectively.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seal of the Corporation, as of October 16, 2002.

/s/ Patrick G. Min Patrick G. Min, Vice President Finance, CFO, Secretary and Treasurer [CORPORATE SEAL]

          I, Ewen R. Cameron, President of said Corporation, do hereby certify that the foregoing is a correct copy of the resolutions passed by the Board of Directors of the Corporation and that Patrick G. Min is the Vice President Finance & CFO, Secretary and Treasurer of the Corporation and is duly authorized to attest to the passage of said resolutions.

/s/ Ewen R. Cameron Ewen R. Cameron President